                    AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization dated as of Nov. 10, 2005 (the "Agreement") is between AXP Global Series, Inc. (the "Selling Corporation"), a Minnesota corporation, on behalf of its series, RiverSource Global Balanced Fund (the "Selling Fund"), and AXP Investment Series, Inc. (the "Buying Corporation"), a Minnesota corporation, on behalf of its series, RiverSource Balanced Fund (the "Buying Fund"), and RiverSource Investments, LLC (solely for the purposes of Section 3c and 10 of the Agreement).

In consideration of their mutual promises, the parties agree as follows:

1. SHAREHOLDER APPROVAL. The Selling Fund will call a meeting of its shareholders for the purpose of approving the Agreement and the transactions it contemplates (the "Reorganization"). The Buying Fund agrees to furnish data and information, as reasonably requested, for the proxy statement to be furnished to shareholders of the Selling Fund.

2.   REORGANIZATION.

     a. Plan of Reorganization. The Reorganization will be a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). At the Closing, the Selling Corporation will convey all of the assets of the Selling Fund to the Buying Fund. The Buying Fund will assume all liabilities of the Selling Fund. At the Closing, the Buying Corporation will deliver shares of the Buying Fund, including fractional shares, to the Selling Corporation. The number of shares will be determined by dividing the value of the net assets of shares of the Selling Fund, computed as described in paragraph 3(a), by the net asset value of one share of the Buying Fund, computed as described in paragraph 3(b). The Selling Fund will not pay a sales charge on the receipt of Buying Fund shares in exchange for the assets of the Selling Fund. In addition, the shareholders of the Selling Fund will not pay a sales charge on distribution to them of shares of the Buying Fund.

     b. Closing and Effective Time of the Reorganization. The Reorganization and all related acts necessary to complete the Reorganization (the "Closing") will occur on the first day on which the New York Stock Exchange (the "NYSE") is open for business following approval of shareholders of the Selling Fund and receipt of all necessary regulatory approvals, or such later date as the parties may agree.

3.   VALUATION OF NET ASSETS.

     a. The net asset value of shares of the Selling Fund will be computed as of the close of regular trading on the NYSE on the day of Closing (the "Valuation Date") using the valuation procedures in the Buying Fund's prospectus.

#225143 v01

     b. The net asset value per share of shares of the Buying Fund will be determined as of the close of regular trading on the NYSE on the Valuation Date, using the valuation procedures in the Buying Fund's prospectus.

     c. At the Closing, the Selling Fund will provide the Buying Fund with a copy of the computation showing the valuation of the net asset value per share of shares of the Selling Fund on the Valuation Date. The Buying Fund will provide the Selling Fund with a copy of the computation showing the determination of the net asset value per share of shares of the Buying Fund on the Valuation Date. Both computations will be certified by an officer of Ameriprise Financial, Inc.

4.   LIQUIDATION AND DISSOLUTION OF THE SELLING FUND.

     a. As soon as practicable after the Valuation Date, the Selling Corporation will liquidate the Selling Fund and distribute shares of the Buying Fund to the Selling Fund's shareholders of record. The Buying Fund will establish shareholder accounts in the names of each Selling Fund shareholder, representing the respective pro rata number of full and fractional shares of the Buying Fund due to each shareholder. All issued and outstanding shares of the Selling Fund will simultaneously be cancelled on the books of the Selling Corporation. The Buying Fund or its transfer agent will establish shareholder accounts in accordance with instructions from the Selling Corporation.

     b. Immediately after the Valuation Date, the share transfer books of the Selling Corporation relating to the Selling Fund will be closed and no further transfer of shares will be made.

     c. Promptly after the distribution, the Buying Fund or its transfer agent will notify each shareholder of the Selling Fund of the number of shares distributed to the shareholder and confirm the registration in the shareholder's name.

     d. As promptly as practicable after the liquidation of the Selling Fund, and in no event later than twelve months from the date of the Closing, the Selling Fund will be dissolved.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYING CORPORATION. The Buying Corporation represents and warrants to the Selling Fund as follows:

     a. Organization, Existence, etc. The Buying Corporation is a corporation duly organized, validly existing and in good standing under the laws of the state of Minnesota and has the power to carry on its business as it is now being conducted.

     b. Registration as Investment Company. The Buying Fund is a series of the Buying Corporation, registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end, management investment company.

#225143 v01

     c. Capitalization. The Buying Corporation has authorized capital of 10,000,000,000 shares of common stock, par value $0.01 per share. All of the outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable. Since the Buying Fund is engaged in the continuous offering and redemption of its shares, the number of outstanding shares may vary daily.

     d. Financial Statements. The audited financial statements as of the end of the last fiscal year, and the subsequent unaudited semi-annual financial statements, if any (the "Buying Fund Financial Statements"), fairly present the financial position of the Buying Fund, and the results of its operations and changes in its net assets for the periods shown.

     e. Shares to be Issued Upon Reorganization. The shares to be issued in connection with the Reorganization will be duly authorized and, at the time of the Closing, will be validly issued, fully paid and non-assessable.

     f. Authority Relative to the Agreement. The Buying Corporation has the power to enter into and carry out the obligations described in this Agreement. The Agreement and the transactions contemplated by it have been duly authorized by the Board of Directors of the Buying Corporation and no other proceedings by the Buying Corporation or the Buying Fund are necessary.

     g. No Violation. The Buying Corporation is not in violation of its Articles of Incorporation or By-Laws (the "Articles") or in default in the performance of any material agreement to which it is a party. The execution of this Agreement and the completion of the transactions contemplated by it will not conflict with, or constitute a breach of, any material contract or other instrument to which the Buying Fund is subject. The transactions will not result in any violation of the provisions of the Articles or any law, administrative regulation or administrative or court decree applicable to the Buying Fund.

     h. Liabilities. There are no liabilities of the Buying Fund other than:

         o    liabilities disclosed in the Buying Fund Financial Statements,

         o liabilities incurred in the ordinary course of business subsequent to the date of the latest annual or semi-annual financial statements, or

         o liabilities previously disclosed to the Selling Fund, none of which has been materially adverse to the business, assets or results of operation of the Buying Fund.

     i. Litigation. There is no litigation, administrative proceeding or investigation before any court or governmental body currently pending or, to the knowledge of the Buying Fund, threatened, that would materially and adversely affect the Buying Fund, its financial condition or the conduct of its business, or that would prevent or hinder completion of the

#22513 v01
         transactions contemplated by this Agreement. The Buying Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding or investigation and the Buying Fund is not a party to or subject to the provisions of any order, decree or judgment.

     j. Contracts. Except for contracts and agreements previously disclosed to the Selling Corporation, the Buying Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit.

     k. Taxes. The Buying Fund has qualified as a regulated investment company under the Internal Revenue Code with respect to each taxable year since commencement of its operations and will qualify as a regulated investment company at all times through the Closing. As of the Closing, the Buying Fund will (i) have filed all federal and other tax returns and reports that have been required to be filed, (ii) have paid or provided for payment of all federal and other taxes shown to be due on such returns or on any assessments received, (iii) have adequately provided for all tax liabilities on its books, (iv) except as disclosed to the Selling Fund, not have had any tax deficiency or liability asserted against it or question with respect thereto raised, and (v) except as disclosed to the Selling Fund, not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

     l. Registration Statement. The Buying Fund will file a registration statement on Form N-14 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") relating to the shares to be issued in the Reorganization. At the time the Registration Statement becomes effective, at the time of the shareholders' meeting and at the Closing, the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. However, none of the representations and warranties in this subsection apply to statements in, or omissions from, the Registration Statement made in reliance on information furnished by the Selling Fund for use in the Registration Statement.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLING CORPORATION. The Selling Corporation represents and warrants to the Buying Fund as follows:

     a. Organization, Existence, etc. The Selling Corporation is a corporation duly organized, validly existing and in good standing under the laws of the state of Minnesota and has the power to carry on its business as it is now being conducted.

     b. Registration as Investment Company. The Selling Fund is a series of the Selling Corporation, registered under the 1940 Act as an open-end, management investment company.

#225143 v01

     c. Capitalization. The Selling Corporation has authorized capital of 10,000,000,000 shares of common stock, par value $0.01 per share. All of the outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable. Since the Selling Fund is engaged in the continuous offering and redemption of its shares, the number of outstanding shares may vary daily.

     d. Financial Statements. The audited financial statements as of the end of the last fiscal year, and the subsequent unaudited semi-annual financial statements, if any (the "Selling Fund Financial Statements"), fairly present the financial position of the Selling Fund, and the results of its operations and changes in its net assets for the periods shown.

     e. Authority Relative to the Agreement. The Selling Corporation has the power to enter into and to carry out its obligations under this Agreement. The Agreement and the transactions contemplated by it have been duly authorized by the Board of Directors of the Selling Corporation and no other proceedings by the Selling Corporation or the Selling Fund are necessary.

     f. No Violation. The Selling Corporation is not in violation of its Articles or in default in the performance of any material agreement to which it is a party. The execution of this Agreement and the completion of the transactions contemplated by it will not conflict with or constitute a breach of, any material contract to which the Selling Fund is subject. The transactions will not result in any violation of the provisions of the Articles or any law, administrative regulation or administrative or court decree applicable to the Selling Fund.

     g. Liabilities. There are no liabilities of the Selling Fund other than:

         o    liabilities disclosed in the Selling Fund Financial Statements,

         o liabilities incurred in the ordinary course of business subsequent to the date of the latest annual or semi-annual financial statements, or

         o liabilities previously disclosed to the Buying Fund, none of which has been materially adverse to the business, assets or results of operation of the Selling Fund.

     h. Litigation. There is no litigation, administrative proceeding or investigation before any court or governmental body currently pending or, to the knowledge of the Selling Fund, threatened, that would materially and adversely affect the Selling Fund, its financial condition or the conduct of its business, or that would prevent or hinder completion of the transactions contemplated by this Agreement. The Selling Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding or investigation and is not a party to or subject to the provisions of any order, decree or judgment.

#225143 v01

     i. Contracts. Except for contracts and agreements previously disclosed to the Buying Corporation, the Selling Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit.

     j. Taxes. The Selling Fund has qualified as a regulated investment company under the Internal Revenue Code with respect to each taxable year since commencement of its operations and will qualify as regulated investment company at all times through the Closing. As of the Closing, the Selling Fund will (i) have filed all federal and other tax returns and reports that have been required to be filed, (ii) have paid or provided for payment of all federal and other taxes shown to be due on such returns or on any assessments received, (iii) have adequately provided for all tax liabilities on its books, (iv) except as disclosed to the Buying Fund, not have had any tax deficiency or liability asserted against it or question with respect thereto raised, and (v) except as disclosed to the Buying Fund, not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

     k. Fund Securities. All securities listed in the schedule of investments of the Selling Fund as of the Closing will be owned by the Selling Fund free and clear of any encumbrances, except as indicated in the schedule.

     l. Registration Statement. The Selling Fund will cooperate with the Buying Fund and will furnish information relating to the Selling Corporation and the Selling Fund required in the Registration Statement. At the time the Registration Statement becomes effective, at the time of the shareholders' meeting and at the Closing, the Registration Statement, as it relates to the Selling Corporation or the Selling Fund, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. However, the representations and warranties in this subsection apply only to statements in or omissions from the Registration Statement made in reliance upon information furnished by the Selling Corporation or the Selling Fund for use in the Registration Statement.

7. CONDITIONS TO OBLIGATIONS OF THE BUYING CORPORATION. The obligations of the Buying Corporation with respect to the Reorganization are subject to the satisfaction of the following conditions:

     a. Shareholder Approval. This Agreement will have been approved by the affirmative vote of the holders of the majority of the voting power of all Selling Fund shares entitled to vote.

     b. Representations, Warranties and Agreements. The Selling Corporation and the Selling Fund will have complied with this Agreement and each of the representations and warranties in this Agreement will be true in all material respects as of the Closing. An officer of the Selling Corporation will provide a certificate to the Buying Fund confirming that, as of the

#225143 v01

         Closing, the representations and warranties set forth in Section 6 are true and correct and that there have been no material adverse changes in the financial condition, results of operations, business, properties or assets of the Selling Fund since the date of its last financial statement, except as otherwise indicated in any financial statements, certified by an officer of the Selling Corporation, and delivered to the Buying Fund on or prior to the last business day before the Closing.

     c.  Regulatory Approvals.

         o The Registration Statement referred to in Section 5(l) will be effective and no stop orders under the 1933 Act will have been issued.

         o All necessary approvals, consents and exemptions from federal and state regulatory authorities will have been obtained.

     d. Tax Opinion. The Buying Corporation will have received the opinion of Ropes & Gray LLP dated as of the Closing, as to the federal income tax consequences of the Reorganization to the Buying Fund and its shareholders. For purposes of rendering their opinion, Ropes & Gray LLP may rely, as to factual matters, upon the statements made in this Agreement, the proxy statement which will be distributed to the shareholders of the Selling Fund, and other written representations as an officer of the Selling Corporation will have verified as of Closing. The opinion of Ropes & Gray LLP will be to the effect that: (i) neither the Selling Fund nor the Buying Fund will recognize any gain or loss upon the transfer of the assets of the Selling Fund to, and assumption of its liabilities by, the Buying Fund in exchange for shares of the Buying Fund and upon the distribution of the shares to the Selling Fund shareholders in exchange for their shares of the Selling Fund;
         (ii) the shareholders of the Selling Fund who receive shares of the Buying Fund in the Reorganization will not recognize any gain or loss on the exchange of their shares of the Selling Fund for the shares of the Buying Fund; (iii) the holding period and the basis of the shares received by the Selling Fund shareholders will be the same as the holding period and the basis of the shares of the Selling Fund surrendered in the exchange; (iv) the holding period and the basis of the assets acquired by the Buying Fund will be the same as the holding period and the basis of the assets to the Selling Fund immediately prior to the Reorganization.

     e. Opinion of Counsel. The Buying Corporation will have received an opinion of counsel for the Selling Corporation, dated as of the Closing, to the effect that: (i) the Selling Corporation is a corporation duly organized and validly existing under the laws of the state of Minnesota; (ii) the Selling Fund is a series of the Selling Corporation, an open-end investment company registered under the 1940 Act; (iii) this Agreement and the Reorganization have been duly authorized and approved by all requisite action of the Selling Corporation and the Selling Fund and this Agreement has been duly executed by, and is a valid and binding obligation of, the Selling Corporation.

#225143 v01

     f. Declaration of Dividend. The Selling Fund, prior to the Closing, has declared a dividend or dividends, which, together with all previous such dividends, shall have the effect of distributing to the Selling Fund shareholders (i) all of the excess of (x) the Selling Fund's investment income excludable from gross income under
         Section 103 of the Code over (y) the Selling Fund's deductions disallowed under Sections 265 and 171 of the Code, (ii) all of the Selling Fund's investment company taxable income as defined in
         Section 852 of the Code (in each case computed without regard to any deduction for dividends paid) and (iii) all of the Selling Fund's net capital gain realized (after reduction for any capital loss carryover), in each case for the current taxable year (which will end on the Closing date) and any preceding taxable years for which such a dividend is eligible to be made under Section 855 of the Code.

8. CONDITIONS TO OBLIGATIONS OF THE SELLING CORPORATION. The obligations of the Selling Corporation with respect to the Reorganization are subject to the satisfaction of the following conditions:

     a. Shareholder Approval. This Agreement will have been approved by the affirmative vote of the holders of the majority of the voting power of all Selling Fund shares entitled to vote.

     b. Representations, Warranties and Agreements. The Buying Fund will have complied with this Agreement and each of the representations and warranties in this Agreement will be true in all material respects as of the Closing. An officer of the Buying Corporation will provide a certificate to the Selling Fund confirming that, as of the Closing, the representations and warranties set forth in
         Section 5 are true and correct and that there have been no material adverse changes in the financial condition, results of operations, business, properties or assets of the Buying Fund since the date of its last financial statement, except as otherwise indicated in any financial statements, certified by an officer of the Buying Corporation, and delivered to the Selling Fund on or prior to the last business day before the Closing.

     c.  Regulatory Approvals.

         o The Registration Statement referred to in Section 5(l) will be effective and no stop orders under the 1933 Act will have been issued.

         o All necessary approvals, consents and exemptions from federal and state regulatory authorities will have been obtained.

     d. Tax Opinion. The Selling Corporation will have received the opinion of Ropes & Gray LLP dated as of the Closing, as to the federal income tax consequences of the Reorganization to the Selling Fund and its shareholders. For purposes of rendering their opinion, Ropes & Gray LLP may rely, as to factual matters, upon the statements made in this Agreement, the proxy statement which will be distributed to the shareholders of the Selling Fund, and other

#225143 v01
         written representations as an officer of the Buying Corporation will have verified as of Closing. The opinion of Ropes & Gray LLP will be to the effect that: (i) neither the Selling Fund nor the Buying Fund will recognize any gain or loss upon the transfer of the assets of the Selling Fund to, and assumption of its liabilities by, the Buying Fund in exchange for shares of the Buying Fund and upon the distribution of the shares to the Selling Fund shareholders in exchange for their shares of the Selling Fund;
         (ii) the shareholders of the Selling Fund who receive shares of the Buying Fund in the Reorganization will not recognize any gain or loss on the exchange of their shares of the Selling Fund for the shares of the Buying Fund; (iii) the holding period and the basis of the shares received by the Selling Fund shareholders will be the same as the holding period and the basis of the shares of the Selling Fund surrendered in the exchange; (iv) the holding period and the basis of the assets acquired by the Buying Fund will be the same as the holding period and the basis of the assets to the Selling Fund immediately prior to the Reorganization; and (v) the Buying Fund will succeed to and take into account the items of the Selling Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the regulations thereunder.

     e. Opinion of Counsel. The Selling Corporation will have received the opinion of counsel for the Buying Corporation, dated as of the Closing, to the effect that: (i) the Buying Corporation is a corporation duly organized and validly existing under the laws of the state of Minnesota; (ii) the Buying Fund is a series of the Buying Corporation, an open-end investment company registered under the 1940 Act; (iii) this Agreement and the Reorganization have been authorized and approved by all requisite action of the Buying Corporation and the Buying Fund and this Agreement has been duly executed by, and is a valid and binding obligation of, the Buying Corporation; and (iv) the shares to be issued in the Reorganization are duly authorized and upon issuance in accordance with this Agreement will be validly issued, fully paid and non-assessable shares of the Buying Fund.

9. AMENDMENT; TERMINATION; NON-SURVIVAL OF COVENANTS, WARRANTIES AND REPRESENTATIONS.

     a. This Agreement may be amended in writing if authorized by the respective Boards of Directors. The Agreement may be amended at any time before or after approval by the shareholders of the Selling Fund, but after shareholder approval, no amendment shall be made that substantially changes the terms of paragraphs 2 or 3.

     b. At any time prior to the Closing, any of the parties may waive in writing (i) any inaccuracies in the representations and warranties made to it and (ii) compliance with any of the covenants or conditions made for its benefit. However, neither party may waive the requirement to obtain shareholder approval or the requirement to obtain a tax opinion.

     c. The Selling Corporation may terminate this Agreement at any time prior to the Closing by notice to the Buying Corporation if a material condition to its performance or a material

#225143 v01
         covenant of the Buying Corporation on behalf of the Buying Fund is not fulfilled on or before the date specified for its fulfillment or a material breach of this Agreement is made by the Buying Corporation on behalf of the Buying Fund and is not cured.

     d. The Buying Corporation may terminate this Agreement at any time prior to the Closing by notice to the Selling Corporation if a material condition to its performance or a material covenant of the Selling Corporation on behalf of the Selling Fund is not fulfilled on or before the date specified for its fulfillment or a material breach of this Agreement is made by the Selling Corporation on behalf of the Selling Fund and is not cured.

     e. This Agreement may be terminated by any party at any time prior to the Closing, whether before or after approval by the shareholders of the Selling Fund, without any liability on the part of either party or its respective directors, officers, or shareholders, on written notice to the other party, and shall be terminated without liability as of the close of business on Dec. 31, 2006, or a later date agreed upon by the parties, if the Closing is not on or prior to that date.

     f. The representations, warranties and covenants contained in this Agreement, or in any document delivered in connection with this Agreement, will survive the Reorganization.

10. EXPENSES. RiverSource Investments, LLC will pay all solicitation expenses in order to achieve shareholder approval of the Reorganization whether or not the Reorganization is completed and will bear the other costs of effecting the Reorganization.

11.  GENERAL.

     a. Headings. The headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement. Nothing in this Agreement is intended to confer upon any other person any rights or remedies by reason of this Agreement.

     b. Governing Law. This Agreement will be governed by the laws of the state of Minnesot.

12.  INDEMNIFICATION.

     Each party will indemnify and hold the other and its officers and directors (each an "Indemnitee") harmless from and against any liability or other cost and expense, in connection with the defense or disposition of any action, suit, or other proceeding, before any court or administrative or investigative body in which the Indemnitee may be involved as a party, with respect to actions taken under this Agreement. However, no Indemnitee will be indemnified against any liability or expense arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Indemnitee's position.

#225143 v01

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed.

----------------------------------------------------------------------------
AXP Global Series, Inc.

         on behalf of RiverSource Global Balanced Fund

By:
         ----------------------------------------
         /s/ Leslie L. Ogg
         -----------------
             Leslie L. Ogg -- Vice President
----------------------------------------------------------------------------

AXP Investment Series, Inc.

         on behalf of RiverSource Balanced Fund

By:
         ----------------------------------------
         /s/ Leslie L. Ogg
         -----------------
             Leslie L. Ogg -- Vice President


The undersigned is a party to this Agreement for purposes of Section 3c and 10 only.

RiverSource Investments, LLC

By:
         ----------------------------------------
         /s/ Paula R. Meyer
         ------------------
             Paula R. Meyer -- Senior Vice President -- Mutual Funds